                                                                    EXHIBIT 4(f)
                               FIFTH AMENDMENT TO
                                CREDIT AGREEMENT
                                ----------------


         This Fifth Amendment to the Credit Agreement (the "Amendment") is entered as of this 1st day of July, 2002, by and between FIFTH THIRD BANK, CENTRAL OHIO, an Ohio banking corporation (the "Bank"), BANCINSURANCE CORPORATION, an Ohio corporation (the "Borrower"), AMERICAN LEGAL PUBLISHING CORPORATION, an Ohio corporation, and PAUL BOARDWAY & ASSOCIATES, INC., a New York corporation (collectively the "Guarantors").

         WHEREAS, Bank and Borrower entered into that certain Credit Agreement, dated as of January 25, 1993, as amended by the First Amendment thereto, dated November 5, 1993, the Second Amendment thereto, dated October 19, 1994, the Third Amendment thereto, dated November 24, 1999 and the Fourth Amendment thereto dated December 11, 2000 (collectively, the "Agreement");

         WHEREAS, Borrower executed and delivered to Bank a Revolving Note, dated January 25, 1993, in the original principal amount of $6,000,000 (the "Note");

         WHEREAS, the terms of the Note were amended and restated pursuant to Amended and Restated Notes, dated November 5, 1993, October 19, 1994, July 19, 1995, June 4, 1996, July 17, 1997, September 1, 1998, November 24, 1999, and
December 11, 2000; as of the last amendment and restatement of the Note, the principal amount of the same is $ 10,000,000; and

         WHEREAS, Borrower, Bank and Guarantors desire to amend the Agreement and the Note to extend the term thereof, increase the principal amount of the Note, add the guarantees of the Guarantors and to change certain financial covenants contained in the Agreement, subject to the terms and conditions set forth herein;

         NOW THEREFORE, intending to be legally bound, the parties hereto agree as follows:

           1.     AMENDMENTS.

         (a) Section 2, Subsections 2. 1 (a) and (b) of the Agreement are hereby amended and restated in their entirety to read as follows:

             2.1 REVOLVING CREDIT Loans. (a) Subject to the terms and conditions hereof, Bank hereby extends to Borrower a line of credit facility (the "Facility") under which Bank will make loans (the "Revolving Loans") to Borrower in an aggregate amount to not exceed $13,000,000. Bank may create and maintain reserves from time to time based on such credit considerations as Bank may deem appropriate. Borrower may borrow, prepay (without penalty or charge) and reborrow under the Facility, provided that the principal amount of all Revolving Loans outstanding at any one time under the Facility will not exceed $13,000,000. If the amount of the Revolving Loans outstanding at any time under the Facility exceeds such amount, Borrower shall immediately pay the amount of such excess to Bank in cash.

             (b) On the date of execution of the Fifth Amendment to Credit Agreement, Borrower shall duly execute and deliver to Bank an amended and restated Revolving Note in the form attached as Exhibit
             2.1 to the Amendment, in the principal amount of $13,000,000, bearing interest as specified in such Amended and Restated Revolving Note (the "Revolving Note") and such Amended and Restated Revolving Note will substitute for the Note most recently executed by Borrower on December 11, 2000.

         (b) Section 2, Subsection 2. 1 (d)(i), first sentence is hereby amended and restated in its entirety to read as follows: "The term of the Facility will expire on June 30, 2006, and the Revolving Note will become payable in full on that date."

         (c) Section 2, Subsection 2. 1 (d)(ii), first sentence is hereby amended by deleting "May 1, 1994" and substituting "June 30, 2003" in lieu thereof, and by deleting 'May 1" and substituting "June 30" in lieu thereof.

         (d) Section 3.4 of the Agreement is hereby deleted in its entirety.

         (e) Section 5, Subsection 5.2 of the Agreement is hereby amended and restated in its entirety to read as follows:

             5.2 PLEDGE OR ENCUMBRANCE OF ASSETS. Other than the Permitted Liens, neither Borrower nor any Guarantor will create, incur, assume or permit to exist any Lien in any present or future asset, except for Liens to Bank, Liens existing on the date of this Agreement which have been disclosed to and approved by Bank and Liens imposed by law which secure amounts not at the time due and payable.

         (f) Section 5, Subsection 5.5 of the Agreement is hereby amended and restated in its entirety to read as follows:

             5.5 MINIMUM SHAREHOLDERS' EQUITY. Borrower will not permit the consolidated shareholders' equity of the Borrower and its Subsidiaries, as determined in accordance with generally acceptable accounting principles ("GAAP"), to be less than $20,000,000, tested quarterly throughout the term of this Agreement.

         (g) Section 5, Subsection 5.6 of the Agreement is hereby amended and restated in its entirety to read as follows:

             5.6 DEBT SERVICE COVERAGE RATIO. Borrower will not permit the consolidated Debt Service Coverage Ratio of the Borrower and its Subsidiaries to be less than 2.0:1 at the end of any fiscal year.

         (h) Section 5, Subsection 5.7 of the Agreement is hereby amended and restated in its entirety to read as follows:

             5.7 MAXIMUM NET PREMIUMS RATIO. Borrower shall not cause Ohio Indemnity's ratio of net premiums underwritten to "policy holders' surplus", measured according to statutory reporting requirements, to exceed 3.0: 1, tested quarterly throughout the term of this Agreement.

         (i) At Section 5, add the following new Subsection 5.8:

             5.8. Borrower will not permit its current A.M. Best rating "A" to be downgraded any lower than "B++."

         2. REPRESENTATIONS. WARRANTIES AND COVENANTS OF BORROWER AND GUARANTORS. To induce Bank to enter into this Amendment, Borrower and Guarantors represent and warrant as follows:

         (a)      The representations and warranties of Borrower contained in
                  Section 3 of the Agreement are deemed to have been made again on and as of the date of execution of this Amendment, and are true and correct as of the date of execution hereof.

         (b) No Event of Default (as such term is defined in Section 6 of the Agreement) or event or condition which, with the lapse of time or giving of notice or both, would constitute an Event of Default exists on the date hereof.

         (c) The person executing this Amendment, the Amended and Restated Revolving Note and each of the Guaranties, is a duly elected and acting officer of Borrower or a Guarantor, as appropriate, and is duly authorized by the Board of Directors of Borrower, or a Guarantor, as appropriate, to execute and deliver this Amendment, such Note or a Guaranty on behalf of Borrower, or a Guarantor, as appropriate.

3. CONDITIONS. Bank's obligations under this Amendment are subject to the following conditions:

(a) Borrower shall have executed and delivered to Bank the Amended and Restated Revolving Note in the form attached hereto as Exhibit 2. 1.

(b) Guarantors shall have executed and delivered to Bank the Guaranties in the form attached hereto as Exhibit 5. 1.

(c) The Bank shall have been furnished copies, certified by the Secretary or assistant Secretary of Borrower and Guarantors, of resolutions of the Board of Directors of Borrower and Guarantors in a form satisfactory to the Bank authorizing the execution of this Amendment, the Exhibits hereto and all other documents executed in connection herewith, as appropriate.

(d)      The representations and warranties of Borrower and Guarantors in
         Section 2 hereof shall be true and correct on the date of execution of this Amendment.

(e)      Borrower shall have delivered a $1,500 closing fee to the Bank.

(f) On or before August 1, 2002, Borrower shall have delivered Bank a resolution of the directors of Borrower in a form acceptable to Bank ratifying and approving the appropriate officer's execution of this Amendment.

(g) On or before August 1, 2002, Each Guarantor shall have delivered Bank a resolution of the directors of Guarantor in a form acceptable to Bank ratifying and approving the appropriate officer's execution of this Amendment and the Guaranty.

4.       GENERAL.

(a) Except as expressly modified hereby, the Agreement remains unaltered and in full force and effect. Borrower acknowledges that Bank has made no oral representations to Borrower with respect to the Agreement and this Amendment thereto and that all prior understandings between the parties are merged into the Agreement as amended by this writing. All Loans outstanding on the date of execution of this Amendment shall be considered for all purposes to be Loans outstanding under the Agreement as amended by this Amendment.

(b) Capitalized terms used and not otherwise defined herein will have the meanings set forth in the Agreement.

(c) Nothing contained herein will be construed as waiving any default or Event of Default under the Agreement or will affect or impair any right, power or remedy of the Bank under or with respect to the Loans, the Agreement, as amended, the Note, as amended and restated, or any agreement or instrument guaranteeing, securing or otherwise relating to the Loans.

(d) This Amendment shall be considered an integral part of the Agreement, and all references in the, Agreement in the Agreement itself or any document referring thereto shall, on and after the date of execution of this Amendment, be deemed to be references to the Agreement as amended by this Amendment.

(e) This Amendment will be binding upon and inure to the benefit of Borrower and Bank and their respective successors and assigns.

(f) All representations, warranties and covenants made by Borrower herein will survive the execution and delivery of this Amendment.

(g) This Amendment will, in all respects, be governed and construed in accordance with the laws of the State of Ohio.

(h) This Amendment may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

(i) Borrower authorizes any attorney of record to appear for it in any court of record in the State of Ohio, after an Obligation becomes due and payable whether by its terms or upon default, waives the issuance and service of process, releases all errors and rights of appeal, and confesses a judgment against it in favor of the holder of such Obligation, for the principal amount of such Obligation plus interest thereon, together with court costs and attorneys' fees. Stay of Execution and all exemptions are hereby waived. Borrower also agrees that the attorney acting for Borrower as set forth in this paragraph may be compensated by Bank for such services, and Borrower waives any conflict of interest caused by such representation and compensation arrangement. If an Obligation is referred to an attorney for collection, and the payment is obtained without the entry of a judgment, the obligors will pay to the holder of such Obligation its attorneys' fees.

5. GUARANTORS. Each of the undersigned acknowledges and agrees to be bound by the terms and provisions of only section 5.2 of the Agreement and
         Section 2 of this Amendment and to enter into and execute and Unconditional Guaranty of Payment and Performance ("Guaranty") in the form attached hereto as Exhibit 5.1. Borrower shall cause any and all other subsidiary entities of Borrower which are created or acquired after the date hereof to enter into and execute a Guaranty.


AMERICAN LEGAL PUBLISHING
CORPORATION


By:             /s/Si Sokol
     ------------------------------------------------


Its:            Chairman
      -----------------------------------------------


PAUL BOARDWAY & ASSOCIATES, INC.


By:             /s/John S. Sokol
     ------------------------------------------------


Its:            President
      -----------------------------------------------

IN WITNESS WHEREOF, Borrower and Bank have executed this Agreement by their duly authorized officers as of the date first above written.

WARNING - BY SIGNING THIS PAPER, YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME, A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT OR ANY OTHER CAUSE.


                                     BANCINSURANCE CORPORATION



                                     By:               /s/John S. Sokol
                                         --------------------------------------


                                     Its:              President
                                           ------------------------------------


                                     FIFTH THIRD BANK, CENTRAL OHIO


                                     By:               /s/John Beardslee
                                         --------------------------------------


                                     Its:              Vice President
                                          -------------------------------------

                                   EXHIBIT 2.1
                              AMENDED AND RESTATED
                                 REVOLVING NOTE


  $13,000,000

                                                                  Columbus, Ohio
                                                                January 25, 1993
                                First Amendment and Restatement November 5, 1993
                               Second Amendment and Restatement October 19, 1994
                                   Third Amendment and Restatement July 19, 1995 Fourth Amendment and Restatement June 4, 1996 Fifth Amendment and Restatement July 17, 1997
                               Sixth Amendment and Restatement September 1, 1998
                             Seventh Amendment and Restatement November 24, 1999
                              Eighth Amendment and Restatement December 11, 2000
                                    Ninth Amendment and Restatement July 1, 2002


         On June 30, 2006 BANCINSURANCE CORPORATION, an Ohio corporation ("Borrower"), for value received, hereby promises to pay to the order of FIFTH THIRD BANK, CENTRAL OHIO, an Ohio banking corporation (the "Bank"), at its offices, located at 21 East State Street, Columbus, Ohio 43215, in lawful money of the United States of America and in immediately available funds, the principal sum of Thirteen Million and 00/100 Dollars ($13,000,000), or such lesser unpaid principal amount as may be advanced by Bank pursuant to the terms of the Credit Agreement, dated January 25, 1993, by and between Borrower and Bank, as amended by the First Amendment thereto, dated November 5, 1993, the Second Amendment thereto dated October 19, 1994, the Third Amendment thereto dated November 24, 1999, the Fourth Amendment thereto dated December 11, 2000 and the Fifth Amendment thereto dated of even date herewith, as the same may be further amended from time to time (the "Agreement") together with interest on the unrepaid advances of said principal sum from date of disbursement by Bank and with all other charges herein provided, payable in cash, at the rates and in the manner hereinafter set forth.

         1.       INTEREST RATE.

                  1.1 The principal balance outstanding hereunder, will bear interest from the date of the first advance until paid at an annual floating rate of interest equal to 0.75% less than the Prime Rate (as defined below) of Bank in effect from time to time.

                  1.2 The interest rate charged hereunder will change automatically upon each change in the Prime Rate. Accrued and unpaid interest will be due and payable quarterly commencing on the first day of October, 2002 and continuing on the first (I") day of each January, April, July and October thereafter during the term hereof. On June 30, 2006, all outstanding principal and all accrued and unpaid interest will be due and payable. Interest will be calculated based on a 360 day year and charged for the actual number of days elapsed, and will be payable on the first day of each calendar quarter. After maturity, whether by acceleration or otherwise, this Note will bear interest (computed and adjusted in the same manner, and with the same effect, as interest hereon prior to maturity) payable on demand, at a rate per annum equal to the Default Rate, until paid, and whether before or after the entry of judgment hereon.

                  1.3 The Prime Rate means the rate of interest per annum announced to be its Prime Rate from time to time by Bank at its principal office Columbus, Ohio whether or not Bank will at times lend to borrowers at lower rates of interest, or if there is no such Prime Rate, then its base rate or such other rate as may be substituted by Bank for the Prime Rate.

2.       GENERAL TERMS.

         2.1 The principal amount of each loan made by Bank under this Note and the amount of each prepayment made by Borrower under this Note will be recorded by Bank in the regularly maintained data processing records of Bank. The aggregate unpaid principal amount of all loans set forth in such records will be presumptive evidence of the principal amount owing and unpaid on this Note. However, failure by Bank to make any such entry will not limit or otherwise affect Borrower's obligations under this Note or the Agreement

         2.2 All payments received by Bank under this Note will be applied first to payment of amounts advanced by Bank on behalf of Borrower or which may be due for insurance, taxes and attorney's fees or other charges to be paid by Borrower pursuant to the Agreement and the Loan Documents (as defined in the Agreement), then to accrued interest on this Note, then to principal which will be repaid in the inverse order of maturity.

         2.3 This Note is the Revolving Note referred to in the Agreement, and is entitled to the benefits, and is subject to the terms of the Agreement. Capitalized terms used, but not otherwise defined herein will have the meanings attributed thereto in the Agreement. The principal of this Note is prepayable in the amounts and under the circumstances, and its maturity is subject to acceleration upon the terms, set forth in the Agreement. Except as otherwise expressly provided in the Agreement, if any payment on this Note becomes due and payable on a day other than one on which Bank is open for business (a "Business Day"), the maturity thereof will be extended to the next Business Day, and interest will be payable at the rate specified herein during such extension period.

         2.4 After the occurrence of an Event of Default, all amounts of principal outstanding as of the date of the occurrence of such Event of Default will bear interest at the Default Rate, in Bank's sole discretion, without notice to Borrower. This provision does not constitute a waiver of any Events of Default or an agreement by Bank to permit any late payments whatsoever.

         2.5 In no event will the interest rate on this Note exceed the highest rate permissible under any law which a court of competent jurisdiction will, in a final determination, deem applicable hereto. In the event that a court determines that Bank has received interest and other charges under this Note in excess of the highest permissible rate applicable hereto, such excess will be deemed received on account of, and will automatically be applied to reduce the amounts due to Bank from Borrower under this Note, other than interest, and the provisions hereof will be deemed amended to provide for the highest permissible rate. If there are no such amounts outstanding, Bank will refund to Borrower such excess.

         2.6 Borrower and all endorsers, sureties, guarantors and other persons liable on this Note hereby waive presentment for payment, demand, notice of dishonor, protest, notice of protest and all other demands and notices in connection with the delivery, performance and enforcement of this Note, and consent to one or more renewals or extensions of this Note.

         2.7 This Note is being executed and delivered in substitution for the Amended and Restated Revolving Note, most recently dated December 11, 2000, in the principal amount of $ 10,000,000 and is not delivered in repayment hereof.

         2.8 This Note may not be changed orally, but only by an instrument in writing.

         2.9 This Note is being delivered in, is intended to be performed in, will be construed and enforceable in accordance with, and be governed by the internal laws of, the State of Ohio without regards to principles of conflict of laws. Borrower agrees that The State and Federal courts in Franklin County, Ohio or any other court in which Bank initiates proceedings will have exclusive jurisdiction over all matters arising out of this Note, and that service of process in any such proceeding will be effective if mailed to Borrower at its address described in the Notices section of the Agreement. BORROWER HEREBY WAIVES THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS NOTE.

         2.10 Borrower authorizes any attorney of record to appear for it in any court of record in the State of Ohio, after an Obligation becomes due and payable whether by its terms or upon default, waives the issuance and service of process, releases all errors and rights of appeal, and confesses a judgment against it in favor of the holder of such Obligation, for the principal amount of such Obligation plus interest thereon, together with court costs and attorneys' fees.

Stay of Execution and all exemptions are hereby waived. Borrower also agrees that the attorney acting for Borrower as set forth in this paragraph may be compensated by Bank for such services, and Borrower waives any conflict of interest caused by such representation and compensation arrangement. If an Obligation is referred to an attorney for collection, and the payment is obtained without the entry of a judgment, the obligors will pay to the holder of such Obligation its attorneys' fees.


WARNING - BY SIGNING THIS PAPER, YOU GIVE IT UP YOUR RIGHT TO NOTICE AND COURT TRIAL, IF YOU DO NOT PAY ON TIME, A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMB YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT OR ANY OTHER CAUSE.




                                      BANCINSURANCE CORPORATION



                                      By:               /s/John S. Sokol
                                          -------------------------------------



                                      Its:              President
                                           ------------------------------------

                                   EXHIBIT 5.1

                UNCONDITIONAL GUARANTY OF PAYMENT AND PERFORMANCE

         FOR VALUE RECEIVED and for the purpose of inducing FIFTH THIRD BANK, CENTRAL OHIO, an Ohio banking corporation, having an office at 21 East State Street, Columbus, Ohio 43215 ("Lender"), to make a loan in the amount of THIRTEEN MILLION AND 00/DOLLARS ($13,000,000.00) to BANCINSURANCE CORPORATION, an Ohio corporation, having an office at 250 East Broad Street, Columbus, Ohio 43215 ("Borrower"), from which the undersigned expects to derive direct monetary benefit, the undersigned AMERICAN LEGAL PUBLISHING CORPORATION, an Ohio corporation ("Guarantor"), whose tax identification number is 31-1227610, agrees for the benefit of Lender as follows:

1. Guarantor unconditionally and absolutely guarantees to Lender the full. and prompt payment, whether at stated or accelerated maturity or otherwise, of any and all principal, interest, damages, losses, costs, charges, expenses and liabilities, whether fixed or contingent (collectively the "Indebtedness") and the complete, faithful and punctual performance of any and all other obligations (collectively the "Obligations") of Borrower to Lender under the terms and conditions of (a) the Credit Agreement, dated January 25,1993, by and between Borrower and Lender as amended by the First Amendment thereto, dated November 5, 1993, the Second Amendment thereto dated October 19, 1994, the Third Amendment thereto dated November 24, 1999, the Fourth Amendment thereto dated December 11, 2000 and the Fifth Amendment thereto dated of even date herewith, as the same may be further amended from time to time (the "Loan Agreement") pertaining to such loan; (b) the Note, of even date herewith, made by Borrower to Lender, in the principal amount of THIRTEEN MILLION AND 00/DOLLARS ($13,000,000.00) and any and all renewals, amendments, modifications, reductions and extensions thereof and substitutions therefore (collectively the "Note") evidencing such loan; and
(c) any other instrument, document, certificate or affidavit heretofore, now or hereafter given by Borrower evidencing or securing all or any part of the foregoing (the same, together with the Loan Agreement and the Note, collectively the "Loan Documents").

2. Guarantor agrees that, if any of the Indebtedness shall not be paid or any of the Obligations shall not be performed by Borrower in accordance with the terms and conditions of the Loan Documents, Guarantor shall immediately so pay such Indebtedness and so perform such Obligations and the same shall become the direct and primary indebtedness and obligation of Guarantor. Guarantor shall be liable for the payment of the Indebtedness and the performance of the Obligations as fully and to the same effect as if Guarantor was the maker or principal obligor under the Loan Documents.

3. The liability of Guarantor under this Unconditional Guaranty of Payment and Performance (the "Guaranty") is independent of the Indebtedness and Obligations of Borrower, and a separate action or actions may be brought and prosecuted against Guarantor regardless of whether any action is brought against Borrower or whether Borrower be joined in any such action or actions. There shall be no duty or obligation of Lender to exhaust any remedy in law or in equity against Borrower or any security before bringing suit or instituting proceedings of any kind against Guarantor.

4. The liability of Guarantor hereunder is joint and several with all others guaranteeing payment of the Indebtedness and performance of the Obligations (the "Other Guarantors"), and Guarantor may be sued without first, contemporaneously or subsequently, suing any or all of the Other Guarantors. Further, Lender may. compromise with any or all of the Other Guarantors for less than all of the liability of Guarantor hereunder and release any or all of the Other Guarantors from all further liability, without impairing the right of Lender to enforce the liability hereunder of Guarantor.

5. Guarantor represents that, at the time of the execution and delivery of this Guaranty, nothing exists to impair the liability of Guarantor hereunder or the immediate effectiveness of this Guaranty.

6. The liability of Guarantor hereunder shall continue until fun payment of the Indebtedness and fall performance of the Obligations, it being the intention hereof that Guarantor shall remain liable for the payment of the Indebtedness and for the performance of the Obligations notwithstanding any act, omission or event which might, but for the provisions hereof, otherwise operate as a legal or equitable discharge of Guarantor. Without limiting the generality of the foregoing, the liability of Guarantor hereunder shall not be affected or impaired on account of the following events:

         a. any execution of any guaranty by any of the Other Guarantors, whether now or hereafter, or any invalidity or unenforceability of any such guaranty;

         b. any impairment, modification, release, discharge or limitation of liability of Borrower or any of the Other Guarantors, or any stay of lien enforcement proceedings against any of the same or their respective property, resulting from any receivership, insolvency, bankruptcy, dissolution, merger, reorganization or other similar proceeding under any present or future provision of the United States Bankruptcy Code or any other similar federal or state law or under the decision of any court;

         c. any voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of Borrower;

         d. any determination that Borrower is not liable for the payment of the Indebtedness or the performance of the Obligations because the act creating the Indebtedness or Obligations is ultra vires, because the officers or persons creating the Indebtedness or Obligations acted in excess of their authority, because of any exculpatory provision in the Loan Documents, because of any federal or state law or decision of any court, because of any illegality, irregularity, invalidity or unenforceability, in whole or in part, of the Loan Documents, or otherwise; or

         e. any failure of Lender to accelerate the maturity of the Indebtedness or the Obligations upon default thereon, to preserve the liability of any person for payment of the Indebtedness or performance of the Obligations, to take security therefore, to perfect its interest in any security taken or to exercise or enforce, by legal proceedings or otherwise, its rights against Borrower, any other person or any security taken;

whether or not Guarantor shall have any notice or knowledge of any of the foregoing. Further, no delay in exercising any right, power or privilege under this Guaranty or the Loan Documents shall operate as a waiver of such right, power or privilege.

7. Guarantor authorizes Lender to deal in any manner with the Indebtedness and the Obligations and with the security of every kind and character given to secure the payment and performance thereof, provided that the principal portion of the Indebtedness shall not be increased above the amount aforesaid without the written consent of Guarantor, and consents to each action or omission of Lender pursuant to such authority. Without limiting the generality of the foregoing, Guarantor authorizes Lender, from time to time and whether one or more times, to amend, modify or supplement any or all of the Loan Documents; accept one or more replacement promissory notes; extend the time of payment or maturity of or renew the Indebtedness or the Obligations; waive or compromise any term or condition contained in the Loan Documents or any right, remedy or power thereunder, including without limitation, any condition precedent to loan advances or any right with respect to requiring additional security; accept additional or replacement security; or release or surrender security.

8. The liability of Guarantor hereunder and the rights of Lender hereunder shall be reinstated and revived with respect to any amount at any time paid against the Indebtedness that thereafter is required to be restored or returned by Lender as a result of insolvency, bankruptcy, reorganization or other similar proceedings affecting Borrower, Guarantor, any of the Other Guarantors or any other person, or any of the assets of the same, or as a result of any other fact or circumstance, all as though such amount had not been paid.

9. Guarantor waives:

         a. notice of acceptance of this Guaranty by Lender, of loan advances by Lender and of presentment for payment, nonpayment or dishonor or protest of any of the Indebtedness, or any of the indebtedness of any person or entity pledged to Lender as security for the Indebtedness or the Obligations;

         b. any and all defenses, offsets and counterclaims of Borrower to liability under the Loan Documents or of Guarantor under this Guaranty, whether now existing or hereafter arising, it being understood and agreed that the guarantee of Guarantor hereunder is absolute and unconditional under any and all circumstances;

         c. any duty on the part of Lender to disclose to Guarantor any fact or facts it may now or hereafter know about Borrower, regardless of whether Lender has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume, has reason to believe that such facts are unknown to Guarantor or has a reasonable opportunity to communicate such facts to Guarantor, it being understood and agreed that Guarantor is fully responsible for being and remaining informed of the financial condition of Borrower and of all circumstances bearing on the risk of nonpayment of the Indebtedness or nonperformance of the Obligations; and

         d. until the Indebtedness has been repaid and the Obligations have been performed, any and all rights of subrogation, contribution, reimbursement, indemnity, exoneration, implied contract, recourse to security or any other claim, including without limitation, any claim, as that term is defined in the United States Bankruptcy Code and any amendments, which Guarantor may now have or later acquire against Borrower, against any other entity directly or contingently liable for the payment of the Indebtedness or performance of the Obligations or against the security for the Indebtedness or the Obligations, arising from the existence or payment of the Indebtedness or existence or performance of the Obligations under this Guaranty.

10. Whether or not due Lender from Borrower, Guarantor agrees to pay to Lender all damages, losses, costs, charges, expenses and liabilities of every kind, nature and description suffered or incurred by Lender, including without limitation attorneys' fees, arising in any manner out of, growing out of or connected in any way with the enforcement of the Loan Documents or the protection of any security created thereby, including the priority thereof, or the enforcement of this Guaranty.

11. Guarantor subordinates any and all indebtedness of Borrower now or hereafter owed to Guarantor to the Indebtedness and agrees that Guarantor shall not claim any offset or other reduction of Guarantor's liability hereunder because of any such indebtedness.

12. Guarantor shall deliver to Lender Guarantor's annually audited balance sheets and income and expense statements within ninety (90) days after the end of each fiscal year of Guarantor.

13. Guarantor shall not transfer any substantial assets to others for less than fair value or in other than the ordinary course of business, without Lender's prior written consent.

14. Nothing herein contained, nor contained in any of the other Loan Documents, shall be construed or so operate as to require Guarantor to pay interest in an amount or at a rate greater than the highest rate permissible under applicable law. Should any interest or other charges paid by Guarantor result in the computation or earning of interest in excess of the highest rate permissible under applicable law, then any and all such excess shall be and the same is waived by Lender, and all such excess shall be automatically principal sum shall be paid by Lender to Guarantor, it being the intent of the parties hereto that under no circumstances shall Guarantor be required to pay interest in excess of the highest rate permissible under applicable law. All interest paid or agreed to be paid to Lender shall, to the extent permitted under applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the Indebtedness, including the period of any renewal or extensions thereof, so that interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. Notwithstanding anything to the contrary herein contained, in the event that the interest rate to be charged hereunder ever exceeds the highest rate permissible under applicable law, thereby causing the interest accruing to be limited to such rate, then any subsequent reduction in the interest rate to which Guarantor would otherwise be entitled shall be held in abeyance until the total amount of interest accrued equals the amount of interest which would have accrued had the interest rate not been limited to the highest rate permissible under applicable law.

15. Any notice required or permitted to be given hereunder shall be in writing. If mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested, then such notice shall be effective upon its deposit in the mails. Notice given in any other manner shall be effective only if and when received by the addressee. For purposes of notice, the addresses of Guarantor and Lender shall be as set forth below; provided however, that either party shall have the right to change such party's address for notice hereunder to any other location within the continental United States by the giving of thirty (3o) days' written notice to the other party.

         If to Guarantor:           American Legal Publishing Corporation
                                    250 East Broad Street
                                    Columbus, Ohio 43215
                                    Attn: Si Sokol, Chairman

         with a copy to:            Bancinsurance Corporation
                                    250 East Broad Street
                                    Columbus, Ohio 43215
                                    ATTN: John S. Sokol, President

         If to Lender:              Fifth Third Bank
                                    Corporate Banking Division
                                    21 East State Street
                                    Columbus, Ohio 43215
                                    Attention: John Beardslee, Vice President

16. Whenever any amount is payable to Lender hereunder, Lender shall have the right to set off such amount against amounts owing to Guarantor by Lender, whether or not then due and payable, and against all other funds or property of such Guarantor on deposit with or otherwise held in the custody of Lender, all without notice to or demand on Guarantor, such notice and demand being waived.

17. All rights and remedies of Lender are cumulative and not alternative. If any provision or any part of any provision contained in this Guaranty shall for any reason be held or deemed to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or remaining part of the affected provision of this Guaranty, and this Guaranty shall be construed as if such invalid, illegal or unenforceable provision or part thereof had never been contained herein, and the remaining provisions of this Guaranty shall remain in full force and effect.

18. Guarantor agrees that this Guaranty shall inure to the benefit of any may be enforced by Lender or its endorsees, transferees, successors and assigns, and shall be binding upon and enforceable against Guarantor and Guarantor's legal representatives, heirs, successors and assigns. This Guaranty may be assigned by Lender in whole or in part.

19. This Guaranty is executed and delivered by Guarantor at Columbus, Franklin County, Ohio and is to be governed by and construed in accordance with the laws of the State of Ohio. Guarantor consents to, and by execution of this Guaranty submits to, the personal jurisdiction of the Court of Common Pleas of Franklin County, Ohio and the United States District Court sitting in Columbus, Ohio for the purposes of any judicial proceedings which are instituted for the enforcement of this Guaranty. Guarantor agrees that venue is proper in either of said courts.

20. This is the entire agreement and there are no other oral or written agreements and no understandings affecting the terms hereof This Guaranty may be modified only by subsequent written agreement executed by Guarantor and Lender.

21. Guarantor authorizes any attorney-at-law to appear in any court of record in the State of Ohio or in any other state or territory of the United States at any time after this Guaranty or the payment of the Indebtedness or the performance of the Obligations becomes due, whether at stated maturity, accelerated maturity or otherwise, to waive the issuing and service of process and to confess judgment against Guarantor in favor of Lender for the amount due, together with interest, expenses, the costs of suit and reasonable counsel fees, and thereupon to release and waive all errors, rights of appeal and stays of execution. Such authority shall not be exhausted by one exercise, but judgment may be confessed from time to time as any sums and/or costs, expenses or reasonable counsel fees shall be due, by filing an original or a photostatic copy of this Guaranty.

         LENDER, BY ACCEPTANCE OF THIS GUARANTY, AND GUARANTOR HEREBY MUTUALLY, VOLUNTARILY, IRREVOCABLY AND UNCONDITIONALLY WAIVE FOR THE BENEFIT -OF THE OTHER ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THIS GUARANTY OR THE LOAN DOCUMENTS, THE TRANSACTIONS RELATED THERETO OR THE RELATIONSHIP ESTABLISHED THEREBY. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER AND GUARANTOR TO ENTER INTO THIS TRANSACTION. IT SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR

MODIFY LENDER'S ABILITY TO PURSUE ITS REMEDIES INCLUDING, BUT NOT LIMITED TO, ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN THIS GUARANTY OR THE LOAN DOCUMENTS.

          IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed as of the 1st day of July, 2002.

   WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN, AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.


                                         AMERICAN LEGAL PUBLISHING CORPORATION,
                                         an Ohio corporation


                                         By:             /s/Si Sokol
                                            -----------------------------------
                                         Its:            CHAIRMAN
                                             ----------------------------------

                                   EXHIBIT 5.1

                UNCONDITIONAL GUARANTY OF PAYMENT AND PERFORMANCE

         FOR VALUE RECEIVED and for the purpose of inducing FIFTH THIRD BANK, CENTRAL OHIO, AN OHIO banking corporation, having an office at 21 East State Street, Columbus, Ohio 43215 ("Lender"), to make a loan in the amount of THIRTEEN MILLION AND 00/DOLLARS ($13,000,000.00) to BANCINSURANCE CORPORATION, AN OHIO corporation, having-an office at 250 East Broad Street, Columbus, Ohio 43215("Borrower"), from which the undersigned expects to derive direct monetary benefit, the undersigned PAUL BOARDWAY & ASSOCIATES, INC., a New York corporation ("Guarantor"), whose tax identification number is 14-1694648, agrees for the benefit of Lender as follows:

1. Guarantor unconditionally and absolutely guarantees to Lender the full and prompt payment, whether at stated or accelerated maturity or otherwise, of any and all principal, interest, damages, losses, costs, charges, expenses and liabilities, whether fixed or contingent (collectively the "Indebtedness") and the complete, faithful and punctual performance of any and all other obligations (collectively the "Obligations") of Borrower to Lender under the terms and conditions of (a) the Credit Agreement, dated January 25, 1993, by and between Borrower and Lender as amended by the First Amendment thereto, dated November 5, 1993, the Second Amendment thereto dated October 19, 1994, the Third Amendment thereto dated November 24, 1999, the Fourth Amendment thereto dated December 11, 2000 and the Fifth Amendment thereto dated of even date herewith, as the same may be further amended from time to time (the "Loan Agreement") pertaining to such loan; (b) the Note, of even date herewith, made by Borrower to Lender, in the principal amount of THIRTEEN MILLION AND 00/DOLLARS ($13,000,000.00) and any and all renewals, amendments, modifications, reductions and extensions thereof and substitutions therefore (collectively the "Note") evidencing such loan; and
(c) any other instrument, document, certificate or affidavit heretofore, now or hereafter given by Borrower evidencing or securing all or any part of the foregoing (the same, together with the Loan Agreement and the Note, collectively the "Loan Documents").

2. Guarantor agrees that, if any of the Indebtedness shall not be paid or any of the Obligations shall not be performed by Borrower in accordance with the terms and conditions of the Loan Documents, Guarantor shall immediately so pay such Indebtedness and so perform such Obligations and the same shall become the direct and primary indebtedness and obligation of Guarantor. Guarantor shall be liable for the payment of the Indebtedness and the performance of the Obligations as fully and to the same effect as if Guarantor was the maker or principal obligor under the Loan Documents.

3. The liability of Guarantor under this Unconditional Guaranty of Payment and Performance (the "Guaranty") is independent of the Indebtedness and Obligations of Borrower, and a separate action or actions may be brought and prosecuted against Guarantor regardless of whether any action is brought against Borrower or whether Borrower be joined in any such action or actions. There shall be no duty or obligation of Lender to exhaust any remedy in law or in equity against Borrower or any security before bringing suit or instituting proceedings of any kind against Guarantor.

4. The liability of Guarantor hereunder is joint and several with all others guaranteeing payment of the Indebtedness and performance of the Obligations (the "Other Guarantors"), and Guarantor may be sued without first, contemporaneously or subsequently, suing any or all of the Other Guarantors. Further, Lender may compromise with any or all of the Other Guarantors for less than all of the liability of Guarantor hereunder and release any or all of the Other Guarantors from all further liability, without impairing the right of Lender to enforce the liability hereunder of Guarantor.

5. Guarantor represents that, at the time of the execution and delivery of this Guaranty, nothing exists to impair the liability of Guarantor hereunder or the immediate effectiveness of this Guaranty.

6. The liability of Guarantor hereunder shall continue until fun payment of the Indebtedness and fall performance of the Obligations, it being the intention hereof that Guarantor shall remain liable for the payment of the Indebtedness and for the performance of the Obligations notwithstanding any act, omission or event which might, but for the provisions hereof, otherwise operate as a legal or equitable discharge of Guarantor. Without limiting the generality of the foregoing, the liability of Guarantor hereunder shall not be affected or impaired on account of the following events:

         a. any execution of any guaranty by any of the Other Guarantors, whether now or hereafter, or any invalidity or unenforceability of any such guaranty;

         b. any impairment, modification, release, discharge or limitation of liability of Borrower or any of the Other Guarantors, or any stay of lien enforcement proceedings against any of the same or their respective property, resulting from any receivership, insolvency, bankruptcy, dissolution, merger, reorganization or other similar proceeding under any present or future provision of the United States Bankruptcy Code or any other similar federal or state law or under the decision of any court;

         c. any voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of Borrower;

         d. any determination that Borrower is not liable for the payment of the Indebtedness or the performance of the Obligations because the act creating the Indebtedness or Obligations is ultra vires, because the officers or persons creating the Indebtedness or Obligations acted in excess of their authority, because of any exculpatory provision in the Loan Documents, because of any federal or state law or decision of any court, because of any illegality, irregularity, invalidity or unenforceability, in whole or in part, of the Loan Documents, or otherwise; or

         e. any failure of Lender to accelerate the maturity of the Indebtedness or the Obligations upon default thereon, to preserve the liability of any person for payment of the Indebtedness or performance of the Obligations, to take security therefore, to perfect its interest in any security taken or to exercise or enforce, by legal proceedings or otherwise, its rights against Borrower, any other person or any security taken;

whether or not Guarantor shall have any notice or knowledge of any of the foregoing. Further, no delay in exercising any right, power or privilege under this Guaranty or the Loan Documents shall operate as a waiver of such right, power or privilege.

7. Guarantor authorizes Lender to deal in any manner with the Indebtedness and the Obligations and with the security of every kind and character given to secure the payment and performance thereof, provided that the principal portion of the Indebtedness shall not be increased above the amount aforesaid without the written consent of Guarantor, and consents to each action or omission of Lender pursuant to such authority. Without limiting the generality of the foregoing, Guarantor authorizes Lender, from time to time and whether one or more times, to amend, modify or supplement any or all of the Loan Documents; accept one or more replacement promissory notes; extend the time of payment or maturity of or renew the Indebtedness or the Obligations; waive or compromise any term or condition contained in the Loan Documents or any right, remedy or power thereunder, including without limitation, any condition precedent to loan advances or any right with respect to requiring additional security; accept additional or replacement security; or release or surrender security.

8. The liability of Guarantor hereunder and the rights of Lender hereunder shall be reinstated and revived with respect to any amount at any time paid against the Indebtedness that thereafter is required to be restored or returned by Lender as a result of insolvency, bankruptcy, reorganization or other similar proceedings affecting Borrower, Guarantor, any of the Other Guarantors or any other person, or any of the assets of the same, or as a result of any other fact or circumstance, all as though such amount had not been paid.

9.       Guarantor waives:

         a. notice of acceptance of this Guaranty by Lender, of loan advances by Lender and of presentment for payment, nonpayment or dishonor or protest of any of the Indebtedness, or any of the indebtedness of any person or entity pledged to Lender as security for the Indebtedness or the Obligations;

         b. any and all defenses, offsets and counterclaims of Borrower to liability under the Loan Documents or of Guarantor under this Guaranty, whether now existing or hereafter arising, it being understood and agreed that the guarantee of Guarantor hereunder is absolute and unconditional under any and all circumstances;

         C. any duty on the part of Lender to disclose to Guarantor any fact or facts it may now or hereafter know about Borrower, regardless of whether Lender has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume, has reason to believe that such facts are unknown to Guarantor or has a reasonable opportunity to communicate such facts to Guarantor, it being understood and agreed that Guarantor is fully responsible for being and remaining informed of the financial condition of Borrower and of all circumstances bearing on the risk of nonpayment of the Indebtedness or nonperformance of the Obligations; and

         d. until the Indebtedness has been repaid and the Obligations have been performed, any and all rights of subrogation, contribution, reimbursement, indemnity, exoneration, implied contract, recourse to security or any other claim, including without limitation, any claim, as that term is defined in the United States Bankruptcy Code and any amendments, which Guarantor may now have or later acquire against Borrower, against any other entity directly or contingently liable for the payment of the Indebtedness or performance of the Obligations or against the security for the Indebtedness or the Obligations, arising from the existence or payment of the Indebtedness or existence or performance of the Obligations under this Guaranty.

10. Whether or not due Lender from Borrower, Guarantor agrees to pay to Lender all damages, losses, costs, charges, expenses and liabilities of every kind, nature and description suffered or incurred by Lender, including without limitation attorneys' fees, arising in any manner out of, growing out of or connected in any way with the enforcement of the Loan Documents or the protection of any security created thereby, including the priority thereof, or the enforcement of this Guaranty.

11. Guarantor subordinates any and all indebtedness of Borrower now or hereafter owed to Guarantor to the Indebtedness and agrees that Guarantor shall not claim any offset or other reduction of Guarantor's liability hereunder because of any such indebtedness.

12. Guarantor shall not transfer any substantial assets to others for less than fair value or in other than the ordinary course of business, without Lender's prior written consent.

13. Nothing herein contained, nor contained in any of the other Loan Documents, shall be construed or so operate as to require Guarantor to pay interest in an amount or at a rate greater than the highest rate permissible under applicable law. Should any interest or other charges paid by Guarantor result in the computation or earning of interest in excess of the highest rate permissible under applicable law, then any and all such excess shall be and the same is waived by Lender, and all such excess shall be automatically credited against and in reduction of the principal sum, and any portion of said excess which exceeds the principal sum shall be paid by Lender to Guarantor, it being the intent of the parties hereto that under no circumstances shall Guarantor be required to pay interest in excess of the highest rate permissible under applicable law. All interest paid or agreed to be paid to Lender shall, to the extent permitted under applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the Indebtedness, including the period of any renewal or extensions thereof, so that interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. Notwithstanding anything to the contrary herein contained, in the event that the interest rate to be charged hereunder ever exceeds the highest rate permissible under applicable law, thereby causing the interest accruing to be limited to such rate, then any subsequent reduction in the interest rate to which Guarantor would otherwise be entitled shall be held in abeyance until the total amount of interest accrued equals the amount of interest which would have accrued had the interest rate not been limited to the highest rate permissible under applicable law.

14. Any notice required or permitted to be given hereunder shall be in writing. If mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested, then such notice shall be effective upon its deposit in the mails. Notice given in any other manner shall be effective only if and when received by the addressee. For purposes of notice, the addresses of Guarantor and Lender shall be as set forth below; provided however, that either party shall have the right to change such party's address for notice hereunder to any other location within the continental United States by the giving of thirty (3o) days' written notice to the other party.

         If to Guarantor:           Paul Boardway & Associates, Inc.
                                    250 East Broad Street
                                    Columbus, Ohio 43215
                                    Attn: John S. Sokol, Chairman

         with a copy to:            Bancinsurance Corporation
                                    250 East Broad Street
                                    Columbus, Ohio 43215
                                    Attn: John S. Sokol, President

         If to Lender:              Fifth Third Bank
                                    Corporate Banking Division
                                    21 East State Street
                                    Columbus, Ohio 43215
                                    Attention: John Beardslee, Vice President

15. Whenever any amount is payable to Lender hereunder, Lender shall have the right to set off such amount against amounts owing to Guarantor by Lender, whether or not then due and payable, and against all other funds or property of such Guarantor on deposit with or otherwise held in the custody of Lender, all without notice to or demand on Guarantor, such notice and demand being waived.

16. All rights and remedies of Lender are cumulative and not alternative. If any provision or any part of any provision contained in this Guaranty shall for any reason be held or deemed to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or remaining part of the affected provision of this Guaranty, and this Guaranty shall be construed as if such invalid, illegal or unenforceable provision or part thereof had never been contained herein, and the remaining provisions of this Guaranty shall remain in full force and effect.

17. Guarantor agrees that this Guaranty shall inure to the benefit of and may be enforced by Lender or its endorsees, transferees, successors and assigns, and shall be binding upon and enforceable against Guarantor and Guarantor's legal representatives, heirs, successors and assigns. This Guaranty may be assigned by Lender in whole or in part.

18. This Guaranty is executed and delivered by Guarantor at Columbus, Franklin County, Ohio and is to be governed by and construed in accordance with the laws of the State of Ohio. Guarantor consents to, and by execution of this Guaranty submits to, the personal jurisdiction of the Court of Common Pleas of Franklin County, Ohio and the United States District Court sitting in Columbus, Ohio for the purposes of any judicial proceedings which are instituted for the enforcement of this Guaranty. Guarantor agrees that venue is proper in either of said courts.

19. This is the entire agreement and there are no other oral or written agreements and no understandings affecting the terms hereof This Guaranty may be modified only by subsequent written agreement executed by Guarantor and Lender.

20. Guarantor authorizes any attorney-at-law to appear in any court of record in the State of Ohio or in any other state or territory of the United States at any time after this Guaranty or the payment of the Indebtedness or the performance of the Obligations becomes due, whether at stated maturity, accelerated maturity or otherwise, to waive the issuing and service of process and to confess judgment against Guarantor in favor of Lender for the amount due, together with interest, expenses, the costs of suit and reasonable counsel fees, and thereupon to release and waive all errors, rights of appeal and stays of execution. Such authority shall not be exhausted by one exercise, but judgment may be confessed from time to time as any sums and/or costs, expenses or reasonable counsel fees shall be due, by filing an original or a photostatic copy of this Guaranty.

         LENDER, BY ACCEPTANCE OF THIS GUARANTY, AND GUARANTOR HEREBY MUTUALLY, VOLUNTARILY, IRREVOCABLY AND UNCONDITIONALLY WAIVE FOR THE BENEFIT -OF THE OTHER ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THIS GUARANTY OR THE LOAN DOCUMENTS, THE TRANSACTIONS RELATED THERETO OR THE RELATIONSHIP ESTABLISHED THEREBY. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER AND GUARANTOR TO ENTER INTO THIS TRANSACTION. IT SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY LENDER'S ABILITY TO PURSUE ITS REMEDIES INCLUDING, BUT NOT LIMITED TO, ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN THIS GUARANTY OR THE LOAN DOCUMENTS.

         IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed as of the 1st day of July, 2002.

WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN, AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

                                            PAUL BOARDWAY & ASSOCIATES,
                                            INC., a New York corporation


                                           By:           /s/John S. Sokol
                                              ---------------------------------
                                           Its:          President
                                               --------------------------------